EXHIBIT 99.1

News Release

Media Contacts:
Telkonet Investor Relations, 240.912.1811, ir@telkonet.com

For Immediate Release

Telkonet Announces Second Quarter Results With Positive Net Income of $0.5 Million

Telkonet, Inc. has fulfilled its forecast of revenue and margin growth achieving positive net income for second quarter 2010

August 16, 2010: Milwaukee, WI – Telkonet, Inc. (OTCBB: TKOI), a leading Clean Technology company committed to integrating intelligent networking and smart energy management solutions, announced today second quarter results for the period ended June 30, 2010. Telkonet has reflected MSTI Holdings, Inc. (MST) results of operations in the condensed consolidated statement of operations through the date of the disposal (April 22, 2009) as discontinued operations for all periods presented.

For the quarter ended June 30, 2010 Telkonet had revenue of $3.2 million, an increase of 2%, compared to $3.1 million in the quarter ended June 30, 2009. Telkonet’s revenue for the quarter ended June 30, 2010 increased by 23% when compared to the quarter ended March 31, 2010. Telkonet reported gross margins of 58% for the quarter ended June 30, 2010 compared to 57% for the quarter ended June 30, 2009, and 53% for the quarter ended March 31, 2010.

For the six months ended June 30, 2010 Telkonet had revenue of $5.8 million, a decrease of 4% compared to $6.0 million in the six months ended June 30, 2009. Telkonet, Inc. reported gross margins of 56% for the six months ended June 30, 2010 compared to 55% for the six months ended June 30, 2009.

Telkonet reported a positive net income in the quarter ended June 30, 2010 of $0.5 million, or $0.00 per share, compared to a net income of $7.4 million, or $0.08 per share, in the quarter ended June 30, 2009. Net income for the quarter ended June 30, 2009 included a gain from deconsolidation of $6.8 million, or $0.07 per share.

Telkonet had a positive adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP1 measure, in the quarter ended June 30, 2010 of approximately $217,000 compared to a negative adjusted EBITDA of ($185,000) in the quarter ended June 30, 2009.

Telkonet, Inc. reported a net loss of ($0.2) million, or ($0.00) per share, for the six months ended June 30, 2010,  when compared to a net income of $6.3 million, or $0.07 per share for the six months ended June 30, 2009. Net income in 2009 includes a $6.3 million net gain on the deconsolidation of MST. Telkonet had a negative adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), a non-GAAP measure, of approximately $(314,000) for the six months ended June 30, 2010, an improvement of 44% compared to negative adjusted EBITDA of $(565,000) for the six months ended June 30, 2009.

“This quarter demonstrates the significant progress achieved through implementation of our strategic and long term planning initiatives as we continue to position ourselves securely in the Clean Technology market place,” stated Jason Tienor, Telkonet’s President and CEO. “We’ve made considerable strides in strengthening our organization and our technology and expertise continue to solidify our positioning in the Clean Technology space.  We believe the foundation for profitable operations has been established through our solid and diverse revenue pipeline, growing partner network, strong margins and our efforts towards strengthening the balance sheet and attaining much needed growth capital.“

Significant Events

●	Achievement of positive net income for second quarter and dramatic reduction in DSO from 111 days to 51 days providing 54% improvement compared to same period last year

●	Completion of multiple Military SmartEnergy energy management installations providing significant savings to US taxpayers through the reduction of base energy usage

●	Addition of more than 6000 new rooms of SmartEnergy installed through-out Q2 2010

●	Increase in traffic on the EthoStream Hospitality Network of greater than 50% to more than 3 million users monthly

●	Successful completion of multiple new dormitories at New York University bringing the current total to 3100 rooms across 8 buildings

●	Successful rollout of new advertising platform and portal page in cooperation with major online destination providing new recurring revenue stream for Telkonet

●	Addition and renewal of several Utility sponsored ESCO programs providing incentives and rebates towards the installation of SmartEnergy products

Conference Call
The Company will hold a conference call Monday, August 16, 2010 at 4:30 p.m. Eastern Time to discuss these results. Interested parties should dial 866-893-4204 (domestically) or 706-758-7105 (internationally). Please use conference ID# 92235322. There will be a replay of the call available until September 16, 2010 posted on the Investor Relations page of the Telkonet web site at http://www.telkonet.com/investors/investors.php.

NON-GAAP Financial Measures
To comply with Regulation G promulgated pursuant to the Sarbanes-Oxley Act, Telkonet, Inc. attached to this news release and will post to the company’s investor relations web site (www.telkonet.com) any reconciliations of differences between non-GAAP financial information that may be required in connection with issuing the company’s financial results.

The Company, as is common in its industry, uses EBITDA as a measure of performance to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses EBITDA as its primary management guide. Since an outside investor may base its evaluation of the Company’s performance based on the Company’s net loss not its cash flows, there is a limitation to the EBITDA measurement. EBITDA is not, and should not be considered, an alternative to net loss, loss from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principals generally accepted in the United States (GAAP). The most directly comparable GAAP reference in the Company’s case is the removal of interest, depreciation, amortization, taxes and other non-cash expense. In assessing the overall health of its business during the quarter ended June 30, 2010 and 2009, the Company excluded items in the following general categories, each of which are described below:

●
Loss on Sale of Investment. In February 2009 the Company completed the sale of its investment in a publicly-traded company and recorded a $29,371 loss on the sale of the investment in the consolidated statement of operations for the six months ended June 30, 2009. The Company considers this an investment transaction, and it is not an indication of operating performance. Therefore the Company does not consider the inclusion of our sale of this investment helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

●
Gain on Derivative Liability. The Company has historically recorded non-cash gains and losses on the fair value of its derivative liabilities which arose from the sale of the Convertible Debentures in May and July 2008. These Debentures have embedded derivatives and the accounting treatment of derivative financial instruments requires that the Company record all derivatives and related warrants, and classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The Company considers this a financing transaction, and it is not an indication of current or future operating performance. Therefore, the Company does not consider the inclusion of this transaction helpful in assessing its current financial performance compared to previous periods as well as prospects for the future.

●
Stock-Based Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1)	GAAP stands for Generally Accepted Accounting Principles.

About Telkonet
Telkonet is a leading Clean Technology company, providing integrated intelligent utility networking and smart energy management technology to the emerging SmartGrid market, with a forward focus on the fast-growing Home Area Network (HAN) sector. Telkonet develops advanced solutions that reduce demand for new energy generation, delivering vital tools for controlling energy consumption. Telkonet is a leading occupancy-based energy management controls developer, with solutions lowering heating and cooling costs in hundreds of thousands of rooms worldwide. Telkonet also operates the EthoStream Hospitality Network, providing high-speed Internet access and proactive guest support to over 3.2 million users per month. http://www.telkonet.com

All company, brand or product names are registered trademarks or trademarks of their respective holders.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Registration Statement and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

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TELKONET, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2010 AND 2009
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net income (loss), as reported	$483,566	$7,409,489	$(188,301)	$6,301,787
Net (income) loss from discontinued operations	-	123,438	-	635,735
Net (gain) from discontinued operations	-	(6,932,586)	-	(6,932,586)
Net income (loss) from continuing operations	483,566	600,341	(188,301)	4,936

Financing expense, net	155,547	212,720	324,293	481,536
Depreciation and amortization	77,790	93,683	158,200	180,517

EBITDA attributed to Telkonet segment	716,903	906,744	294,192	666,989
Adjustments:
Loss on sale of investment	-	-	-	29,371
(Gain) loss on derivative liability	(541,326)	(1,175,573)	(696,793)	(1,439,274)
Stock based compensation	41,401	83,810	88,181	177,620

Adjusted EBITDA	$216,978	$(185,019)	$(314,420)	$(565,294)

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TELKONET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME(LOSS)
(Unaudited)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2010	2009	2010	2009
Revenues, net:
Product	$1,970,286	$2,098,640	$3,536,737	$4,017,067
Recurring	1,213,115	1,011,729	2,230,704	1,991,254
Total Revenue	3,183,401	3,110,369	5,767,441	6,008,321

Cost of Sales:
Product	1,012,124	1,032,183	1,911,907	2,108,822
Recurring	326,062	303,513	631,907	609,347
Total Cost of Sales	1,338,186	1,335,696	2,543,814	2,718,169

Gross Profit	1,845,215	1,774,673	3,223,627	3,290,152

Operating Expenses:
Research and Development	264,049	222,316	529,900	498,278
Selling, General and Administrative	1,304,845	1,821,186	2,995,584	3,534,788
Depreciation and Amortization	77,790	93,683	158,200	180,517
Total Operating Expense	1,646,684	2,137,185	3,683,684	4,213,583

Income (Loss) from Operations	198,531	(362,512)	(460,057)	(923,431)

Other Income (Expenses):
Financing Expense, net	(155,547)	(212,720)	(324,293)	(481,536)
Gain on Derivative Liability	541,326	1,175,573	696,793	1,439,274
(Loss) on Sale of Investment	-	-	-	(29,371)
(Loss) on Disposal of Fixed Asset	(100,744)	-	(100,744)	-
Total Other Income	285,035	962,853	271,756	928,367

Income (Loss) Before Provision for Income Taxes	483,566	600,341	(188,301)	4,936

Provision for Income Taxes	-	-	-	-

Income (Loss) from Continuing Operations	$483,566	$600,341	$(188,301)	$4,936
Discontinued Operations
(Loss) from Discontinued Operations	-	(123,438)	-	(635,735)
Gain on Deconsolidation	-	6,932,586	-	6,932,586
Net income (loss) attributable to common shareholders before accretion of preferred dividends and discount	$483,566	$7,409,489	$(188,301)	$6,301,787
Accretion of preferred dividends and discount	(39,347)	-	(78,460)	-
Net income (loss) attributable to common shareholders	$444,219	$7,409,489	$(266,761)	$6,301,787

Net income (loss) per share:
Income (loss) per share from continuing operations - basic	$0.00	$0.01	$(0.00)	$0.00
Income (loss) per share from continuing operations - diluted	$0.00	$0.01	$(0.00)	$0.00
Income (loss) per share from discontinued operations – basic	$-	$0.07	$-	$0.07
Income (loss) per share from discontinued operations – diluted	$-	$0.07	$-	$0.07
Net income (loss) per share – basic	$0.00	$0.08	$(0.00)	$0.07
Net income (loss) per share - diluted	$0.00	$0.08	$(0.00)	$0.07

Weighted Average Common Shares Outstanding - basic	96,916,357	94,765,021	96,714,804	92,550,245
Weighted Average Common Shares Outstanding - diluted	97,140,595	97,832,501	96,714,804	92,617,724
Comprehensive Income (Loss):
Net Income (Loss)	$483,566	$7,409,489	$(188,301)	$6,301,787
Unrecognized Gain (Loss) on Investment	-	-	-	32,750
Comprehensive Income (Loss)	$483,566	$7,409,489	$(188,301)	$6,334,537